Exhibit 3.3


                          SUTTER HOLDING COMPANY, INC.


                          UNANIMOUS WRITTEN CONSENT OF
                             THE BOARD OF DIRECTORS

         The undersigned, being the all of the members of the Board of Directors (the "Board") of Sutter Holding Company, Inc., a Delaware corporation (the "Corporation"), in lieu of holding a special meeting of the Board of Directors of the Corporation, hereby take the following actions and adopt the following resolutions by written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware (the "DGCL"):


                  RESOLVED, that the By-Laws of the Corporation (the "Bylaws") be, and hereby is, amended by deleting the first sentence of
                  Section 3.2 thereof in its entirety and substituting therefore the following sentence:

                  "The number of directors which shall constitute the Board shall not be less than two and not more than nine, as fixed by resolution of the Board."

                  FURTHER RESOLVED, that the undersigned directors of the Corporation hereby adopt and approve the Bylaws, as amended herein.



                  The actions taken by this consent shall have the same force and effect as if taken at a meeting of the Board duly called and constituted pursuant to the Bylaws of the Corporation and the DGCL.

                                     * * * *



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                  IN WITNESS WHEREOF, the undersigned have executed this Consent of the Board as of the 26th day of January, 2005.




                                   /s/ R. MICHAEL COLLINS
                                   ---------------------------------
                                   R Michael Collins



                                   /s/ ROBERT DIXON
                                   ---------------------------------
                                   Robert Dixon



                                   /s/ WILLIAM KNUFF
                                   ---------------------------------
                                   William Knuff



                                   /s/ PETER SEIDENBERG
                                   ---------------------------------
                                   Peter Seidenberg